Therapeutic Solutions International, Inc.

October 4, 2019

Timothy G. Dixon
Chief Executive Officer

Dear Mr. Dixon:

This letter will serve as my formal resignation, effective October 4, 2019, as Vice President, Chief Financial Officer and Corporate Secretary of Therapeutic Solutions International, Inc.

Sincerely,

Gerry B. Berg

4093 Oceanside Blvd., Suite B. Oceanside, CA 92056